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                                                                  Exhibit 4(e)

                                 AMENDMENT NO. 2

                                       TO

                             THE GORMAN-RUPP COMPANY
                    INDIVIDUAL PROFIT SHARING RETIREMENT PLAN ru
                 (As Amended and Restated as of January 1, 1987)

                  The Gorman-Rupp Company, an Ohio corporation, hereby adopts this Amendment No. 1 to The Gorman-Rupp Company Individual Profit Sharing Retirement Plan, as amended and restated as of January 1, 1987 (the "Plan").

                                    Section 1
                                    ---------

                  Effective as of January 1, 1992, Section 1.1(9) of the Plan is hereby amended by deleting the word "three".

                                    Section 2
                                    ---------

                  Section 1.1(12) of the Plan is hereby amended in its entirety to read as follows:

                  "(12) CONTROLLED GROUP: The Employers and any and all other corporations, trades and/or businesses, the employees of which, together with Employees of the Employers, are required by section 414 of the Code to be treated as if they were employed by a single employer."

                                    Section 3
                                    ---------

                  Section 1.1(13) of the Plan is hereby amended in its entirety to read as follows:




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                                                                               2

                  "(13) COVERED EMPLOYEE: (a) An Employee of an Employer, excluding (i) in the case of the Company each Employee who is employed as a Student Employee by the Company and (ii) any Employee who is a 'leased employee' within the meaning of section 414(n) of the Code and
         (b) effective as of January 1, 1992, an Employee of a foreign subsidiary of an Employer who is a U.S. citizen; provided, however, that no Employee of the Company who is employed in the Durham Products or Ramparts Divisions of the Company shall become a Covered Employee before January 1, 1989. For the purposes of the Plan, an Employee is employed as a Student Employee if he is employed by the Company pursuant to its interns, cooperative education, work experience or summer help programs."

                                    Section 4
                                    ---------

                  Section 1.1(17) of the Plan is hereby amended in its entirety to read as follows:

                  "(17) EMPLOYEE: An employee of a member of the Controlled Group, including an officer but not a director as such, and to the extent required by section 414(n) of the Code, any person who is a 'leased employee' (within the meaning of such section) of a member of the Controlled Group."




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                                                                               3

                                    Section 5
                                    ---------

                  Effective as of January 1, 1992, Section 1.1(27) of the Plan is hereby amended by deleting the word "three".

                                    Section 6
                                    ---------

                  Effective as of January 1, 1989, Section 1.1(28) of the Plan is hereby amended in its entirety to read as follows:

                  "(28) HARDSHIP: Financial need on the part of a Member on account of:

                           (a) expenses for medical care described in section
                  213(d) of the Code previously incurred by the Member, the Member's Spouse or any dependents of the Member (as defined in section 152 of the Code) or necessary for those persons to obtain medical care described in such section 213(d);

                           (b) costs directly related to the purchase of a
                  principal residence for the Member (excluding mortgage payments);

                           (c) payment of tuition and related educational fees
                  for the next 12 months of post-secondary education for the Member, or the Member's Spouse, children or dependents;




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                                                                               4

                           (d) payments necessary to prevent the eviction of the
                  Member from the Member's principal residence or foreclosure on the mortgage of that residence; or

                           (e) any other financial need which the Commissioner
                  of Internal Revenue, through the publication of revenue rulings, notices and other documents of general applicability, may from time to time designate as a deemed immediate and heavy financial need as provided in Treasury Regulations
                  Section 1.401(k)-1(d)(2)(iv)(A)."

                                    Section 7
                                    ---------

                  Effective as of January 1, 1992, Section 1.1(30) of the Plan is hereby amended in its entirety to read as follows:

                  "(30) INVESTMENT FUND: Any of the funds established and maintained under the provisions of Section 6.1."

                                    Section 8
                                    ---------

                  Effective as of January 1, 1992, Section 1.1(32) of the Plan is hereby amended by deleting the word "three".

                                    Section 9
                                    ---------

                  Effective as of January 1, 1992, Section 3.1 of the Plan is hereby amended by substituting "10%" for "6%" where it appears therein.




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                                                                               5

                                   Section 10
                                   ----------

                  Section 5.1(1) of the Plan is hereby amended by deleting the reference to "section 402(i)" each place that it appears therein and substituting therefor "section 402(g)".

                                   Section 11

                  Section 5.2(2) of the Plan is hereby amended by inserting the following at the end thereof:

         "In the case of a highly compensated Eligible Employee who is either a 5-percent owner (as defined in section 416(i)(1) of the Code) or one of the ten most highly compensated Employees, the combined actual deferral ratio for the family group (as such term is hereinafter defined), which shall be treated as one highly compensated Employee, shall be determined by combining the Before-Tax Contributions, Employer Profit Sharing Contributions and Credited Compensation of all members of the family group who are Eligible Employees. For the purposes of this subsection, the term 'family group' shall mean any highly compensated Eligible Employee described in the preceding sentence and such Employee's Spouse and lineal ascendants or descendants and the spouses of such lineal ascendants or descendants. For the purposes of determining 'the actual deferral percentage for all other Eligible Employees' as referred to




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                                                                               6

         in Subsection (1) of this Section, the Before-Tax Contributions, Employer Profit Sharing Contributions and Credited Compensation of all members of the family group shall be disregarded."

                                   Section 12
                                   ----------

                  Clause (iv) of Section 5.2(3) of the Plan is hereby amended in its entirety to read as follows:

         "(iv) was at any time an officer (limited to no more than 50 Employees or, if lesser, the greater of 3 Employees or 10 percent of the Employees) and received compensation greater than 50 percent of the amount in effect under section 415(b)(1)(A) of the Code for such Year,"

                                   Section 13
                                   ----------

                  Section 5.2(4) of the Plan is hereby amended by inserting the following at the end thereof:

         "Notwithstanding the foregoing provisions of this Subsection, in the case of a highly compensated Eligible Employee whose actual deferral ratio is determined under the family aggregation rules set forth in Subsection (2) of this Section, the determination and correction of the amount of excess contributions shall be made by reducing the actual deferral ratio in accordance with the 'leveling' method described in Treasury Regulations Section 1.401(k)-1(f)(2) and




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                                                                               7

         allocating the excess contributions for the family group among its members in proportion to the Before-Tax Contributions of each member of the family group that is combined to determine the actual deferral ratio."

                                   Section 14
                                   ----------

                  Section 5.3(2) of the Plan is hereby amended by inserting the following at the end thereof:

         "In the case of a highly compensated Eligible Employee who is either a 5-percent owner (as defined in section 416(i)(1) of the Code) or one of the ten most highly compensated Employees, the combined contribution ratio for the family group (as such term is defined in Section 5.2(2)), which shall be treated as one highly compensated Employee, shall be determined by combining the Employer Matching Contributions and Credited Compensation of all members of the family group who are Eligible Employees. For the purposes of determining 'the contribution percentage for all other Eligible Employees' as referred to in Subsection (1) of this Section, the Credited Compensation of all members of the family group shall be disregarded."

                                   Section 15
                                   ----------

                  Section 5.3(3) of the Plan is hereby amended by inserting the following at the end thereof:




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                                                                               8

         "Notwithstanding the foregoing provisions of this Subsection, in the case of a highly compensated Eligible Employee whose contribution ratio is determined under the family aggregation rules set forth in Subsection (2) of this Section, the determination and correction of the amount of excess aggregate contributions shall be made by reducing the contribution ratio in accordance with the 'leveling' method described in Treasury Regulations Section 1.401(k)-1(f)(2) and allocating the excess aggregate contributions for the family group among its members in proportion to the Employer Matching Contributions of each member of the family group that is combined to determine the contribution ratio."

                                   Section 16
                                   ----------

                  Section 5.5(3) of the Plan is hereby amended by (i) substituting "Section 1.415-2(d)(2)(i)" for "Section 1.415-2(d)(1)(i)" where it appears therein and (ii) by substituting "Section 1.415-2(d)(3)" for "Section 1.415-2(d)(2)" where it appears therein.

                                   Section 17
                                   ----------

                  The first sentence of Section 5.5(4) of the Plan is hereby amended to read as follows:

         "If a Member's annual addition (as defined in Subsection (2) of this Section) for a Plan Year would exceed the limitations of Subsection (1) of this Section as a result of




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                                                                               9

         the allocation of forfeitures, a reasonable error in estimating the Member's compensation, or a reasonable error in determining the amount of Before-Tax Contributions that may be made with respect to the Member under the limitations of this Section (or other facts and circumstances which the Commissioner of Internal Revenue finds justify application of the following rules of this Subsection), Before-Tax Contributions (if any) made with respect to the Member for such Plan Year (together with any gains attributable thereto) shall be returned to him to the extent necessary to effectuate the required reduction in the annual addition."

                                   Section 18

                  Effective as of January 1, 1992, Section 6.1 of the Plan is hereby amended in its entirety to read as follows:

                  "6.1 INVESTMENT FUNDS. The Trust Fund shall be divided into Investment Funds, initially, the Gorman-Rupp Stock Fund, the Money Market Fund and the Common Equity Fund. The Trustee shall establish such other Investment Funds, as directed by the Committee in its discretion, which may be in addition to or in lieu of the initial Investment Funds. All Before-Tax Contributions and Employer Contributions shall be invested therein as provided in Section 6.4. Subject to applicable provisions of the Plan




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                                                                              10

         and Trust Agreement, the Trustee shall hold, manage, administer, value, invest, reinvest, account for and otherwise deal with each Investment Fund separately. The Trustee shall invest and reinvest the principal and income of each such Fund and shall keep each such Fund invested, without distinction between principal and income, as required under the terms of the Plan and Trust Agreement. Dividends, interest and other distributions received by the Trustee in respect of each Investment Fund shall be reinvested in the same Fund. The determination of the Trustee as to whether an investment is within the category of investments which may be purchased for an Investment Fund shall be conclusive. The Trustee in its sole discretion may keep such portion of each Investment Fund in cash or cash equivalents pending the selection and purchase of suitable investments under each such Fund or as the Trustee may from time to time deem to be advisable to maintain sufficient liquidity to meet the obligations of the Plan or for other reasons, and the Trustee shall not be liable for interest on uninvested funds."

                                   Section 19
                                   ----------

                  Effective as of January 1, 1992, Section 6.2(2) of the Plan is hereby amended in its entirety to read as follows:




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                                                                              11

                  "(2) A Member may, as of any Valuation Date, upon at least 30 days Prior Written Notice filed with the Committee, change his investment election to any other election permitted by Subsection (1) of this Section with respect to all subsequent Before-Tax Contributions and Employer Contributions made for him. In addition, a Member may, as of any Valuation Date, upon at least 30 days Prior Written Notice filed with the Committee, elect to transfer all or a part (in 10% increments) of the portion of his Account which has been invested in an Investment Fund (based on the value of such Account on the immediately preceding Valuation Date) to any other Investment Fund specified by him."

                                   Section 20
                                   ----------

                  The first sentence of Section 7.4(1) of the Plan is hereby amended in its entirety to read as follows:

         "Except to the extent necessary to make distributions or withdrawals form the Plan as provided in Article VIII or except as otherwise expressly provided in the Plan or the Trust Agreement, the Trustee shall not sell, alienate, encumber, pledge, transfer or otherwise dispose of, or tender or withdraw, any Gorman-Rupp Stock held by it under the Plan."

                                   Section 21




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                                                                              12

                  Effective as of January 1, 1989, clause (i) of Section 8.5 of the Plan is hereby amended in its entirety to read as follows:

         "(i) a Member's Account shall be distributed not later than April 1 of the calendar year following the calendar year in which he attains age 70-1/2 whether or not his employment with the Controlled Group has terminated,"

                                   Section 22
                                   ----------

                  Section 8.5 of the Plan is hereby amended by adding the following sentence at the end thereof:

         "Distributions under the Plan shall be made in accordance with the provisions of section 401(a)(9) of the Code and Treasury Regulations issued thereunder, (including Treasury Regulations Section 1.401(a)(9)-2), and such provisions shall control to the extent that they are inconsistent with any other provision of the Plan."

                                   Section 23
                                   ----------

                  Effective as of January 1, 1989, Section 8.6 of the Plan is hereby amended in its entirety to read as follows:

                  "8.6 WITHDRAWAL OF CONTRIBUTIONS. (1) Upon at least 30 days Prior Written Notice to the Committee, effective as of any Valuation Date, a Member who has established the existence of a Hardship may withdraw in cash such portion of his Before-Tax Contributions Sub-Account (excluding any earnings allocated thereto) as is necessary to alleviate such Hardship (as determined under Subsection (4) of this Section).

                  (2) Upon at least 30 days Prior Written Notice to the Committee, effective as of any Valuation Date, a Member who has withdrawn his entire Before-Tax Contributions Sub-Account (except any earnings allocated thereto) and who has established the existence of a Hardship may withdraw in cash such part of his Employer Profit Sharing Contributions Sub-Account as is necessary to alleviate such Hardship (as determined under Subsection (4) of this Section).

                  (3) Upon at least 30 days Prior Written Notice to the Committee, effective as of any Valuation Date, a Member who has withdrawn his entire Before-Tax Contributions Sub-Account (except any earnings allocated thereto) and his entire Employer Profit Sharing Contributions Sub-Account and who has established the existence of a Hardship may withdraw in cash such part of his Employer Matching Contributions Sub-Account as is necessary to alleviate such Hardship (as determined under Subsection (4) of this Section).

                  (4) For purposes of this Section, a distribution shall be considered necessary to alleviate a Hardship if the distribution is made following a determination by the




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                                                                              14

         Committee, based on a consideration of all relevant facts and circumstances, that (a) the amount of the distribution is not in excess of the amount required to relieve the Hardship (including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution) and (b) the Hardship cannot be satisfied from other resources reasonably available to the Member. For purposes of this Subsection, a Member's resources shall include those assets of his Spouse and minor children that are reasonably available to the Member. In making the determinations described in this Subsection, the Committee may rely (unless the Committee has actual knowledge to the contrary) on the Member's written certification that the Hardship cannot reasonably be relieved --

                    (i) Through reimbursement or compensation by insurance or otherwise;

                   (ii)    By liquidation of the Member's assets;

                  (iii)    By cessation of Before-Tax Contributions; or

                   (iv) By other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Controlled Group or by any other employer of the Member, or by borrowing from commercial sources on reasonable commercial




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                                                                              15

                           terms in an amount sufficient to satisfy the Hardship.

         For purposes of the preceding sentence, a Hardship cannot reasonably be relieved by one of the actions listed if the effect would be to increase the amount of the Hardship. The Committee shall prescribe such additional rules and procedures and require such information, certifications, documents or other proofs as may be necessary to administer the provisions of this Section in accordance with applicable regulations of the Secretary of the Treasury or any other administrative pronouncements of the Secretary of the Treasury or the Commissioner of Internal Revenue. Any such rules, procedures or requirements shall operate in an objective and nondiscriminatory manner."

                                   Section 24
                                   ----------

                  Section 16.1(9) of the Plan is hereby amended in its entirety to read as follows:

                  "(9) KEY EMPLOYEE: An Employee or former Employee who, at any time during the current Plan Year or any of the four preceding Plan Years, is (a) an officer of a Controlled Group member (limited to no more than 50 Employees, or, if lesser, the greater of 3 or 10 percent of the Employees) having an annual Compensation greater than 50 percent of the




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                                                                              16

         dollar amount in effect under section 415(b)(1)(A) of the Code for any such Plan Year, (b) one of the 10 Employees owning (or considered as owning within the meaning of section 318 of the Code) the largest interests in a Controlled Group member and having annual compensation of more than the dollar amount in effect under section 415(c)(1)(A) of the Code, (c) a 5-percent owner (as such term is defined in section 416(i)(1)(B)(i) of the Code), or (d) a 1-percent owner (as such term is defined in Section 416(i)(1)(B)(ii) of the Code) having an annual Compensation of more than $150,000. For purposes of clause (b) of this Subsection, if two Employees have the same interest in a Controlled Group member, the Employee having greater annual compensation from such Controlled Group member shall be treated as having a larger interest. For purposes of determining the number of officers taken into account under clause (a) of this Subsection, Employees described in section 414(q)(8) of the Code shall be excluded. Effective for Plan Years beginning after December 31, 1988, for purposes of this Subsection, compensation has the meaning given such term by Code section 414(q)(7). The term 'Key Employee' shall also include such Employee's Beneficiary in the event of his death."




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                                   Section 25
                                   ----------

                  Except as otherwise provided herein, the changes made by this Amendment No. 2 shall be effective as of January 1, 1987.

                  EXECUTED at Mansfield, Ohio this 28th day of October, 1991.

                  THE GORMAN-RUPP COMPANY

                  By  /s/ John A. Walter
                     ----------------------------
                     President

                  And  /s/ Robert E. Kirkendall
                     ----------------------------
                      Secretary